Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (this “Fifth Amendment”) is made as of this 18th day of August, 2010 by and among:

THE CHILDREN’S PLACE RETAIL STORES, INC., a Delaware corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party hereto;

the BORROWERS party hereto;

the GUARANTORS party hereto;

the LENDERS party hereto; and

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent, and Swing Line Lender.

BACKGROUND:

Reference is made to that certain Credit Agreement (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) dated as of July 31, 2008 by and among (i) the Borrowers, (ii) the Guarantors, (iii) the Lenders, and (iv) Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent, and Swing Line Lender.  The Loan Parties, the Agents, and the Lenders desire to amend certain terms and conditions of the Credit Agreement as set forth herein.  Accordingly, it is hereby agreed as follows:

1.                                       Definitions.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.                                       Amendments to Article I.  The provisions of Article I of the Credit Agreement are hereby amended as follows:

(a)                                  The definition of “Payment Conditions” in Article I of the Credit Agreement is deleted in its entirety and replaced with the following:

“Payment Conditions” means:

(a)           at the time of determination with respect to any payment or prepayment of Indebtedness, that (i) no Default or Event of Default has occurred and is continuing or would arise as a result of making such payment or prepayment, and (ii) at least five (5) days prior to making such payment or prepayment, the Lead Borrower shall have provided to the Administrative Agent a certificate signed by a Responsible Officer of the Lead Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (A)

in the case of any payment or prepayment of Indebtedness in an aggregate amount not to exceed $20,000,000 in any Fiscal Year, Excess Availability immediately prior to, and projected pro forma Excess Availability (measured as of the end of each Fiscal Month) for the six Fiscal Months immediately following, and after giving effect to, such payment or prepayment shall be equal to or greater than $50,000,000, (B) in the case of any payment or prepayment of Indebtedness in an aggregate amount in excess of $20,000,000 in any Fiscal Year, the sum of Excess Availability plus Cash on Hand immediately prior to, and the sum of projected pro forma Excess Availability plus projected pro forma Cash on Hand (in each case, measured as of the end of each Fiscal Month) for the twelve Fiscal Months immediately following, and after giving effect to, such payment or prepayment shall be equal to or greater than $75,000,000, and (C) the Loan Parties, on a Consolidated basis, are, and will continue to be, Solvent after giving effect to such payment or prepayment; and

(b)           at the time of determination with respect to any Stock Repurchase Transaction, that (i) no Default or Event of Default has occurred and is continuing or would arise as a result of entering into such Stock Repurchase Transaction, and (ii) at least five (5) days prior to entering into such Stock Repurchase Transaction (or, in the case of a Stock Repurchase Transaction consisting of a series of related transactions, at least five (5) days prior to the commencement of the first in the series of such transactions), the Lead Borrower shall have provided to the Administrative Agent a certificate signed by a Responsible Officer of the Lead Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (A) Excess Availability immediately prior to, and projected pro forma Excess Availability (measured as of the end of each Fiscal Month) for the twelve Fiscal Months immediately following, and after giving effect to, such Stock Repurchase Transaction shall be equal to or greater than twenty-five percent (25%) of the Revolving Credit Ceiling, and (B) the Consolidated Fixed Charge Coverage Ratio immediately prior to, and the projected pro forma Consolidated Fixed Charge Coverage Ratio (measured as of the end of each Fiscal Month) for the twelve Fiscal Months immediately following, and after giving effect to, such Stock Repurchase Transaction, shall be equal to or greater than 1.00:1.0.  Prior to undertaking any Stock Repurchase Transaction, the Lead Borrower shall have delivered to the Administrative Agent forecasts prepared in good faith by management of the Lead Borrower of Consolidated balance sheets, statements of income or operations and cash flows, and Excess Availability projections on a Fiscal Month basis for the immediately following twelve Fiscal Months, which projected financial information shall give due consideration to results for prior Fiscal Months, shall give effect to the proposed Stock Repurchase Transaction and shall be in a form and based upon assumptions reasonably satisfactory to the Administrative Agent.

(b)                                 The following new definitions are hereby added to Article I of the Credit Agreement in appropriate alphabetical order:

(i)                                     “Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense and (v) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by Lead Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

(ii)                                  “Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA minus (ii) Capital Expenditures, minus (iii) the aggregate amount of federal, state, local and foreign income Taxes paid in cash to (b) the sum of (i) Debt Service Charges plus (ii) the aggregate amount of all Restricted Payments made in cash, in each case, of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

(iii)                               “Consolidated Group” means the Lead Borrower and its Subsidiaries which are Consolidated for financial reporting purposes in accordance with GAAP.

(iv)                              “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, and (b) the portion of Capital Lease Obligations with respect to such period that is treated as interest in accordance with GAAP, in each case of or by the Lead

Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

(v)                                 “Consolidated Net Income” means, as of any date of determination, the net income of the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP; provided, however, that there shall be excluded (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) any income (or loss) included in the Consolidated net income of the Lead Borrower during such Measurement Period in which any other Person has a joint interest, except to the extent actually paid in cash to the Lead Borrower or any of its Subsidiaries during such period, (c) with respect to any Person which was not a member of the Consolidated Group throughout such Measurement Period, the income (or loss) of such Person accrued prior to the date it became a member of the Consolidated Group, and (d) the income of any Subsidiary of the Lead Borrower during such Measurement Period to the extent that such Subsidiary is prohibited by its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary from making a Restricted Payment in cash during such Measurement Period, except that the Lead Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

(vi)                              “Debt Service Charges” means, for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

(vii)                           “Measurement Period” means, at any date of determination, the most recently completed trailing twelve (12) Fiscal Months.

(viii)                        “Stock Repurchase Transaction” has the meaning provided in Section 7.06(c).

3.                                       Amendment to Article VII.  The provisions of Section 7.06, “Restricted Payments”, are hereby amended by deleting subparagraph (c) in its entirety and inserting the following in its place:

“(c)         the Lead Borrower may repurchase its capital stock in any transaction or series of related transactions which are part of a common plan completed on or at any time within sixty (60) days after the commencement thereof (each, a “Stock Repurchase Transaction”) so long as the Payment Conditions are satisfied;”

4.                                       Ratification of Loan Documents; Waiver of Claims.

(a)                                  Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(b)                                 Each of the Loan Parties hereby acknowledges and agrees that there is no basis or set of facts on the basis of which any amount (or any portion thereof) owed by the Loan Parties under the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

(c)                                  Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or their respective affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Fifth Amendment, all of them are hereby expressly WAIVED, and the each of the Loan Parties hereby RELEASES the Agents and each Lender and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

5.                                       Conditions to Effectiveness.  This Fifth Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)                                  The Administrative Agent shall have received counterparts of this Fifth Amendment duly executed and delivered by each of the parties hereto.

(b)                                 All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Fifth Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)                                  After giving effect to this Fifth Amendment, no Default or Event of Default shall have occurred and be continuing.

6.                                       Miscellaneous.

(a)                                  This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Fifth Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

(b)                                 This Fifth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                  Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Fifth Amendment.

(d)                                 The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Fifth Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Fifth Amendment.

(e)                                  The Loan Parties shall pay all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution, and delivery of this Fifth Amendment and related documents.  The Loan Parties hereby acknowledge and agree that the Administrative Agent may charge the Loan Account to pay such costs and expenses.

(f)                                    THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have hereunto caused this Fifth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

THE CHILDREN’S PLACE RETAIL STORES, INC., as Lead Borrower and as a Borrower

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President, Finance & Administration

THE CHILDREN’S PLACE SERVICES COMPANY, LLC, as a Borrower

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President

THE CHILDRENSPLACE.COM, INC., as a Guarantor

By:	/s/ Adrienne Urban
Name:	Adrienne Urban
Title:	Treasurer

THE CHILDREN’S PLACE (VIRGINIA), LLC, as a Guarantor

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	President

THE CHILDREN’S PLACE CANADA HOLDINGS, INC., as a Guarantor

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	President

WELLS FARGO RETAIL FINANCE, LLC,
as Administrative Agent, Collateral Agent, Swingline Lender and as a Lender

By:	/s/ Michele Ayou
Name:	Michele Ayou
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kathleen Dimock
Name:	Kathleen Dimock
Title:	Managing Director

HSBC BUSINESS CREDIT (USA) INC.,
as a Lender

By:	/s/ Kysha A. Pierre-Louis
Name:	Kysha A. Pierre-Louis
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nisha Gupta
Name:	Nisha Gupta
Title:	Account Executive